UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2021

BBX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-56177	82-4669146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida		33301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act: None

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under, or incorporated by reference into, Item 5.07 below relating to the BBX Capital, Inc. 2021 Incentive Plan is incorporated into this Item 5.02 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of BBX Capital, Inc. (the “Company”) was held on May 17, 2021. At the Annual Meeting, the Company’s shareholders approved (i) the election of the eleven director candidates nominated for election by the Company’s Board of Directors, each for a term expiring at the Company’s 2022 Annual Meeting of Shareholders, and (ii) the BBX Capital, Inc. 2021 Incentive Plan (the “Plan”). Pursuant to the Company’s Articles of Incorporation, holders of the Company’s Class A Common Stock and Class B Common Stock were entitled to one vote per share and 14.65 votes per share, respectively, on each matter presented at the Annual Meeting. The Company’s directors were elected by plurality vote. With respect to the proposal to approve the Plan, the affirmative vote of a majority of the votes cast on the proposal by the holders of the Company’s Class A Common Stock and Class B Common Stock as one class and, in addition, the affirmative vote of the holders of a majority of the outstanding shares of the Company’s Class B Common Stock was required for approval. As described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 16, 2021 (the “Proxy Statement”), a vote in favor of the Plan by a holder of the Company’s Class B Common Stock was deemed to constitute a vote in favor of the Plan and a vote in favor of the approval required by the Company’s Articles of Incorporation of the issuance of the additional shares of the Company’s Class B Common Stock pursuant to options and restricted stock awards which may be granted under the Plan.

A summary of the voting results, as certified by the Inspector of Election for the Annual Meeting, Laurel Hill Advisory Group, LLC, is set forth below.

Proposal 1: Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non- Votes
Alan B. Levan	58,013,535	1,407,054	-
John E. Abdo	58,012,522	1,408,067	-
Jarett S. Levan	58,019,863	1,400,726	-
Seth M. Wise	58,020,363	1,400,226	-
Norman H. Becker	58,013,143	1,407,446	-
Andrew R. Cagnetta, Jr.	58,021,566	1,399,023	-
Steven M. Coldren	58,012,739	1,407,850	-
Gregory A. Haile	58,021,545	1,399,044	-
Willis N. Holcombe	58,055,279	1,365,310	-
Anthony P. Segreto	58,021,391	1,399,198	-
Neil Sterling	58,017,878	1,402,711	-

Proposal 2:  Approval of the BBX Capital, Inc. 2021 Incentive Plan

Combined Voting Results for Holders of the Company’s Class A Common Stock and Class B Common Stock

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,739,178	1,473,267	208,144	-

Voting Results for Holders of the Company’s Class B Common Stock as a Single Class

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,909,316	19,016	87,124	-

A description of the Plan is set forth on pages 21 through 26 of the Proxy Statement, is filed as Exhibit 99.1 hereto and is incorporated herein by reference.  In addition, the full text of the Plan is attached as Appendix A to the Proxy Statement, is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1BBX Capital, Inc. 2021 Incentive Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 16, 2021)

99.1Description of BBX Capital, Inc. 2021 Incentive Plan (incorporated by reference to pages 21 through 26 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 16, 2021)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 17, 2021

BBX Capital, Inc.

By: /s/ Brett Sheppard

      Brett Sheppard

      Chief Financial Officer